Exhibit 10.7
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 19th day of April, 2013, by and between FCP CRYSTAL PARK, LLC, a Maryland limited liability company (“Seller”), and KBS LEGACY PARTNERS CRYSTAL LLC, a Delaware limited liability company (“Purchaser”).
RECITALS
A.    Seller and KBS-LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC, a Delaware limited liability company ("KBS REIT"), previously entered into that certain Purchase and Sale Agreement with an Effective Date of April 12, 2013 (as assigned by KBS REIT to Purchaser, the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase certain real property and the improvements thereon commonly known as Crystal Park at Waterford Apartments located in Frederick, Maryland, as more particularly described in the Agreement (the “Property”).
B.    Seller and Purchaser now desire to amend the Agreement to address the matters set forth below.
NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Defined Terms. Unless otherwise defined in this Amendment, all defined terms shall have the same meaning as set forth in the Agreement.
2.    Purchase Price. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“The purchase price (the “Purchase Price”) for the Property shall be the sum of Forty-Four Million Nine Hundred Thousand and 00/100 Dollars ($44,900,000.00), subject to adjustments and prorations set forth herein.”
3.    Contracts. Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Contracts. Seller shall terminate at Closing all contracts and agreements relating to the management, brokerage, leasing, maintenance services or operation of the Property (the “Contracts”) unless Purchaser elects to continue the same by written notice to Seller given prior to the expiration of the Due Diligence Period (such Contracts shall be collectively referenced herein as the "Assumed Contracts"). Notwithstanding the foregoing, Purchaser acknowledges that the Comcast contract identified on Exhibit K will remain in place following Closing and will be deemed an Assumed Contract. Seller shall be responsible for all fees payable under Assumed Contracts through the Closing Date, and Purchaser shall be responsible for all fees payable under Assumed Contracts after the Closing Date until such Assumed Contracts are terminated.”
4.    Closing. Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Closing. The closing of the sale and purchase contemplated herein (the “Closing”) shall occur no later than 2:00 p.m. on May 31, 2013 (the “Scheduled Closing Date”), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date. Notwithstanding the foregoing, Purchaser may elect for Closing to occur on a date that is earlier than the Scheduled Closing Date if (i) Purchaser provides Seller no less than five (5) business days' advance written notice of the date of Closing and (ii) Purchaser pays at Closing, Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per day from and including the Closing date selected by Purchaser through and including the Scheduled Closing Date. Closing shall occur through escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall ultimately occur being herein referred to as the “Closing Date”). If the Closing Date is not a Business Day, then the Closing shall automatically be adjourned to the first Business Day after such day. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.”
5.    Notice to Seller. Effective upon complete execution of this Amendment by Purchaser and Seller, Seller is hereby notified of the following by Purchaser:
5.1    Purchaser elects to continue the following Contracts, which shall be the Assumed Contracts:
Comcast
Carpet Time
Continental Pools
Apartments.com
Rentsentinel.com
Reach Local
Apartmentratings.com
Aptguide.com
4walls.com
J&J Trash
Javy and Candy Cleaners
Melendez
Metro Grounds Landscape and Snow Removal
5.2    Purchaser has determined that it intends to proceed with the acquisition of the Property.

6.    Miscellaneous.
(a)    Except as expressly amended pursuant to the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms, and Seller and Purchaser hereby ratify the Agreement as amended pursuant to this Amendment.
(b)    In the event that any of the provisions of this Amendment conflict with the provisions of the Agreement, the provisions of this Amendment shall govern and control.
(c)    To facilitate execution, this Amendment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement. Execution and delivery of this Amendment by facsimile or by PDF copy by electronic mail shall be sufficient for all purposes and shall be binding on any person who so executes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

SELLER:
FCP CRYSTAL PARK, LLC, a Maryland limited
liability company

By:	FCP Fund I Trust, its Sole Member

By:	/s/ Alex Marshall
Alex Marshall, Vice President

PURCHASER:
KBS LEGACY PARTNERS CRYSTAL LLC,
a Delaware limited liability company

By:	KBS LEGACY PARTNERS PROPERTIES LLC,
a Delaware limited liability company,
its sole member

By:	KBS LEGACY PARTNERS LIMITED
PARTNERSHIP.
a Delaware limited partnership,
its sole member

By:	KBS LEGACY PARTNERS
APARTMENT REIT, INC.,
a Maryland corporation,
its sole general partner

By:	/s/ Guy K. Hays

Name:	Guy K. Hays

Title:	Executive Vice President

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